EXHIBIT 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Offering Memorandum and Offering Memorandum Supplement constituting parts of this Post-Effective Amendment No. 122 to the registration statement on Form N-1A (the “Registration Statement”) of our report dated May 26, 2005, relating to the financial statements and financial highlights which appears in the March 31, 2005 Annual Reports to Shareholders of the PAP Asset-Backed Securities Portfolio, PAP Emerging Markets Portfolio, PAP Emerging Markets Portfolio (Local Markets), PAP High Yield Portfolio, PAP International Portfolio, PAP Investment Grade Corporate Portfolio, PAP Mortgage Portfolio, PAP Municipal Sector Portfolio, PAP Real Return Portfolio, PAP Short-Term Portfolio, PAP Short-Term Portfolio II, PAP U.S. Government Sector Portfolio (twelve of the portfolios constituting the Private Account Portfolio Series of PIMCO Funds) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Experts”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

Kansas City, MO

August 5, 2005